UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Keith Katkin as Director

On March 17, 2022, the Board of Directors (the “Board”) of Emergent BioSolutions Inc. (the “Company”) appointed Keith Katkin as a Class I director of the Company, effective as of April 1, 2022 (the “Effective Date”), with an initial term expiring at the 2022 annual meeting of stockholders.

He was also appointed as a member of both the Nominating and Corporate Governance Committee and Strategic Operations Committee of the Board, as of the Effective Date. Mr. Katkin was not selected pursuant to any arrangement or understanding with any other person. There are no transactions in which the Company is a party in which Mr. Katkin has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, and pursuant to the Emergent BioSolutions Inc. Stock Incentive Plan, the Company will grant Mr. Katkin an initial election equity award of $375,000, to be issued on the Effective Date or shortly thereafter, in restricted stock units, which award shall vest one-third per year over three years on the date which is one day prior to the anniversary of the date of grant, subject to Mr. Katkin’s continued service as a director. As a non-employee director, Mr. Katkin will receive additional compensation in accordance with the Company’s non-employee director compensation practices, which are summarized under the heading “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2021 and subject to proration in his first year of service. Mr. Katkin will also enter into the Company’s standard form of Indemnification Agreement, a form of which was filed as Exhibit 10 to the Company’s Current Report on Form 8-K, filed with the SEC on January 18, 2013.

Entry into Consulting Agreement with Fuad El-Hibri

As previously disclosed, on January 13, 2022, Fuad El-Hibri, Founder and Executive Chairman of the Board, notified the Company of his retirement and resignation as an officer, director and employee of the Company, effective as of April 1, 2022 (the “Retirement Date”), with the expectation that Mr. El-Hibri would continue to be available to the Company for appropriate transition and consultation purposes. Accordingly, on March 17, 2022, the Company and Mr. El-Hibri entered into a Consulting Agreement under which, the Company has agreed to engage Mr. El-Hibri as a consultant effective as of April 1, 2022 (the “Consulting Agreement Date”), subject to, among other things, Mr. El-Hibri’s compliance with continuing non-solicitation, non-competition, confidentiality and invention assignment obligations applicable to Mr. El-Hibri under his arrangements with the Company.

Under the Consulting Agreement, Mr. El-Hibri has agreed to provide advice to the Company in connection with the transition from an Executive Chairman structure, litigation and investigation support, merger and acquisitions opportunities, government affairs, and overall business strategy. The level of service provided is anticipated to be no more than 20 hours per month. In consideration of these services, Mr. El-Hibri will receive a monthly cash fee of $20,000 (pro-rated for partial months). If Mr. El-Hibri’s services performed at the Company’s request exceed 20 hours per month, the Board may, in its sole discretion, elect to provide Mr. El-Hibri with additional fees or other compensation on such terms and with such conditions as the Board will determine. Furthermore, a mutually agreeable reasonable hourly fee shall be paid to Mr. El-Hibri for any time he spends (other than time spent providing testimony in any proceeding) following the term of the Consulting Agreement in connection with his obligation under the Consulting Agreement to cooperate fully with the Company for the term of the Consulting Agreement and thereafter in regard to certain investigations or proceedings. In addition, during the term of the Consulting Agreement, any outstanding and unvested equity awards granted by the Company to Mr. El-Hibri will continue to vest and be exercisable in accordance with the applicable equity plans and award agreements.

Mr. El-Hibri will be subject to confidentiality obligations under the Consulting Agreement and to ongoing non-solicitation and non-competition obligations for the term of the Consulting Agreement and for twelve months following the termination of the Consulting Agreement. Mr. El-Hibri will also be subject to ongoing confidentiality and invention assignment obligations set forth in his existing arrangements with the Company. The Consulting Agreement will terminate on April 1, 2024, unless terminated earlier by the Company for “cause,” as described in the Consulting Agreement, or by Mr. El-Hibri or mutually by the Company and Mr. El-Hibri for convenience on not less than 60 days’ prior written notice.

Item 7.01 Regulation FD Disclosure.

On March 23, 2022, the Company issued a press release regarding Mr. Katkin’s appointment and the retirement of Mr. El-Hibri, a copy of which is furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99	Press release issued March 23, 2022.
101
Emergent BioSolutions Inc. Current Report on Form 8-K, dated March 17, 2022, formatted in XBRL (Extensible Business Reporting Language): Cover Page. The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: March 23, 2022	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer